EXHIBIT 10.13

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "Agreement") dated as of October 10th , 2013, among Kibush Capital Corporation, a Nevada corporation (the "Purchaser"), and Instacash Pty Ltd., an Australian corporation (the "Corporate Trustee"), as trustee for the Instacash Unit Trust, a trust registered in Victoria, Australia (the "Unit Trust"), Charmaine Lynn Rose and Boris Ivancic (together, the "Principals").

RECITALS

WHEREAS, the Principals are the sole members and equity owners of the Unit Trust;

WHEREAS, the Unit Trust owns all the assets of Instacash;

WHEREAS, the Corporate Trustee is the sole trustee and manager of the Unit Trust;

WHEREAS, the Unit Trust desires to issue and sell, and the Purchaser desires to purchase, 800 units of the Trust (the "Units") pursuant to the terms and conditions of this Agreement;

WHEREAS, the Corporate Trustee desires to issue and sell, and the Purchaser desires to purchase, the equivalent of 80% of the issued capital of the Corporate Trustee on a fully-diluted basis pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1. Agreement to Purchase and Sell at the Closing. Subject to the terms and conditions of this Agreement, at the Closing (hereafter defined),

(i)	the Corporate Trustee shall issue and sell, to the Purchaser, and the Purchaser shall accept and purchase, 8 Shares of the Corporate Trustee, representing no less than 80% of the issued and outstanding share capital of the Corporate Trustee on a fully-diluted basis, and

(ii)	the Unit Trust will issue, and deliver to the Purchaser, and the Purchaser shall accept and purchase, 800 Units of the Unit Trust, representing no less than 80% of the equity ownership of the Unit Trust on a fully-diluted basis.

Such sale of the Shares and Units shall be evidenced by stock certificates, duly endorsed in blank or accompanied by stock powers duly executed in blank or other instruments of transfer in form and substance satisfactory to the Purchaser.

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For purposes of this Agreement, all references herein to the Shares and Units shall refer to no less than 80% of the share capital of the Corporate Trustee on a fully-diluted basis and 80% of the equity ownership of the Unit Trust, respectively.

2. Consideration. In consideration for the sale of the Shares and Units, (a) the Purchaser shall deliver to the Trust Five Hundred AUD. Dollars ($500,000), payable by delivery to the Corporate Trustee of a four-month promissory note in the form attached hereto as Exhibit A (the "Note") and (ii) the Unit Trust shall pay the Principals Two Hundred AUD Dollars ($200,000), payable in six equal installments commencing the month following the Closing Date.

3. Closing; Delivery.

(a) The purchase and sale of the Shares and Units shall be held simultaneously with the execution of this Agreement at such place as the parties hereto may agree (the "Closing"). Such date shall be hereinafter referred to as the Closing Date.

(b) At the Closing:

(1) The Corporate Trustee and the Principals shall deliver to the Purchaser the following:

(A) stock certificates evidencing the Shares and Units, duly endorsed in blank or accompanied by stock powers duly executed in blank, or other instruments of transfer in form and substance reasonably satisfactory to the Purchaser;

(B) any documentary evidence of the due recordation in the Unit Trust and Corporate's respective register of Purchaser's full and unrestricted title to the Shares and Units ;

(C) a shareholders' list, dated not more then two days before the Closing, including names and addresses of each holder, certificate numbers and issue dates, of both the Corporate Trustee and the Unit Trust, certified by the Principals;

(D) resolutions duly authorized by each of the trustees of the Corporate Trustee as the Board of Directors of the Corporate Trustee authorizing the execution and delivery of this Agreement by the Corporate Trustee and the consummation of the transactions contemplated herein;

(E) resolutions or similar authorization by the Trust authorizing the execution and delivery of this Agreement by the Unit Trust and the consummation of the transactions contemplated herein;

(F) all the agreements and books and records of the Corporate Trustee and the Unit Trust, including copies of all tax returns, board and shareholder resolutions, correspondence with all regulatory agencies and bank accounts; and

(G) such other documents as may be required under applicable law or requested by the Purchaser or its counsel.

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(2) Purchaser shall deliver to the Corporate Trustee the Note.

4. Representations and Warranties of the Corporate Trustee. As an inducement to the Purchaser to enter into this Agreement and to consummate the transactions contemplated herein, the Principals, jointly and severally, the Unit Trust and the Corporate Trustee represent and warrant to the Purchaser as follows:

4.1 Each of the Principals has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform his and her respective obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligations of each of the Principals, enforceable against each of them in accordance with the terms hereof.The Unit Trust and the Corporate Trustee each has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligations of the Corporate Trustee and Trust, enforceable against it in accordance with the terms hereof.

4.2 The Principals are the sole record and beneficial owner of all the current issued and outstanding shares of the Trust Corporate (the "Shares") and, have good and marketable title to the Shares, free and clear of all Encumbrances (hereafter defined). "Encumbrances" means any liens, pledges, hypothecations, charges, adverse claims, options, preferential arrangements or restrictions of any kind, including, without limitation, any restriction of the use, voting, transfer, receipt of income or other exercise of any attributes of ownership. Upon the execution and delivery of this Agreement and the issuance by the Trust Corporate of the eight (8) Shares, the Purchaser will receive good and marketable title to eight (8) newly issued Shares, free and clear of all Encumbrances, representing no less than 80% of the equity ownership of the Corporate Trustee on a fully-diluted basis. There are no stockholders' agreements, voting trust, proxies, options, rights of first refusal or any other agreements or understandings with respect to the Trust Corporate.

The Units are owned of record and beneficially by the Trust Corporate, free and clear of all Encumbrances, and the Unit Trust has full legal right and power to sell, issue and deliver the Units to the Purchaser in accordance with this Agreement. Upon the execution and delivery of this Agreement, the Purchaser will receive good and marketable title to 800 Units, free and clear of all Encumbrances representing no less than 80% of the equity ownership of the Unit Trust on a fully-diluted basis.. There are no stockholders' agreements, voting trust, proxies, options, rights of first refusal or any other agreements or understandings with respect to the Units, other than the Trust Agreement attached hereto as Exhibit A.

4.3 The Shares are duly authorized, validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive or similar rights. The Units are duly authorized, validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive or similar rights.

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4.4 None of the execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby, conflicts or will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which either the Principals, the Unit Trust or the Trust Corporate is a party or by which it is bound, or to which the Shares or the Units are subject; or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to the Principals, the Unit Trust, the Trust Corporate, the Units or the Shares.

4.5 No consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other person is required for the consummation by the Principals, the Unit Trust or the Trust Corporate of any of the transactions on its part contemplated under this Agreement.

4.6 Neither the Unit Trust nor any of its affiliates has any interest, direct or indirect, in any shares of capital stock or other equity in the Trust Corporate or has any other direct or indirect interest in any tangible or intangible property which the Trust Corporate uses or has used in the business conducted by the Trust Corporate, or has any direct or indirect outstanding indebtedness to or from the Trust Corporate, or related, directly or indirectly, to its assets, other than the Shares or as indicated on Schedule 4.6.

4.7 Neither the Trust Corporate nor any of its affiliates nor any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Shares or the Units, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act").

4.8 No representation or warranty of the Trust Corporate, the Unit Trust or the Principals to the Purchaser in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading. There is no fact known to the Trust Corporate, the Unit Trust or the Principals that has specific application to the Shares or the Units and that materially adversely affects or, as far as can be reasonably foreseen, materially threatens the Shares or the Units that has not been set forth in this Agreement.

4.9 The Trust Corporate is duly organized, validly existing and in good standing under the laws of the Australia Corporations Act, with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Corporate does not own, directly or indirectly, any capital stock of any corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, limited liability Corporate, joint venture or other entity. The Unit Trust is duly organized, validly existing and in good standing under the laws of Victoria, Australia, with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Unit Trust has no other assets or liabilities other than those related to the Instacash business, and does not own, directly or indirectly, any capital stock of any corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, limited liability Corporate, joint venture or other entity

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4.10 The Trust Corporate's authorized capital will consist of (a) 10 shares of common stock authorized (the "Common Stock"), of which 10shares are issued and outstanding, 8 of which will be owned by the Purchaser and 2 of which are owned as indicated on Schedule 4.10, (i) with each holder thereof being entitled to cast one vote for each share held on all matters properly submitted to the shareholders for their vote; and (ii) there being no pre-preemptive rights and no cumulative voting; and (b) no shares of preferred stock or any other class of security. The Trust Corporate has no shares reserved for issuance pursuant to a stock option plan or pursuant to securities exercisable for, or convertible into or exchangeable for shares of Common Stock. All of the issued and outstanding shares of capital stock of the Trust Corporate are duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Trust Corporate are subject to preemptive rights or any other similar rights. There are (i) no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Trust Corporate or arrangements by which the Corporate Trustee is or may become bound to issue additional shares of capital stock of the Corporate Trustee, (ii) no agreements or arrangements under which the Corporate is obligated to register the sale of any of its or their securities under the Securities Act or any other similar securities laws, and (iii) no anti-dilution or price adjustment provisions contained in any security issued by the Corporate (or in any agreement providing any such rights). There are (i) no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any equity or other interests of the Corporate Trustee or arrangements by which the Trust is or may become bound to issue additional equity.

4.11 Upon the consummation of the transactions contemplated herein, the Purchaser will own 80% of (i) the issued and outstanding share capital of the Corporate Trustee on a fully-diluted basis, free and clear of any Encumbrances, other than those created by applicable federal and state securities laws and (ii) 80% of the interests of the Unit Trust.

4.12 As of the Closing, neither the Corporate Trustee nor the Unit Trust will have any debts, liabilities, obligations, direct, indirect, absolute or contingent, whether accrued, vested or otherwise, whether known or unknown, other than as set forth on Schedule 4.12.

4.13 Other than as set forth on Schedule 4.13, neither the Corporate Trustee nor the Unit Trust has (i) any employees, (ii) owes any compensation of any kind, deferred or otherwise, to any person, including without limitation, agents, representatives, consultants, accountants and attorneys, (iii) has any written or oral employment agreement with any person, nor (iv) is it a party to or bound by any collective bargaining agreement. There are no loans or other obligations payable to or owing by the Corporate Trustee or the Unit Trust to any stockholder, officer, director, agent, representative, consultant, accountant, attorney or otherwise nor are there any loans or debts payable or owing by any such persons to the Corporate Trustee and the Unit Trust any guarantees by the Corporate Trustee and the Unit Trust of any loan or obligation of any nature to which any such person is a party.

4.14 Other than as set forth on Schedule 4.14, neither the Corporate Trustee nor the Unit Trust owns, uses or possesses any licenses or rights to use any patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights ("Intellectual Property"). There is no claim or action by any person pertaining to, or proceeding pending or threatened, which challenges the right of the Corporate Trustee or the Unit Trust, as the case may be, with respect to any Intellectual Property.

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4.15 Other than as set forth on Schedule 4.15, neither the Corporate Trustee nor the Unit Trust is a party to any contract, arrangement or agreement, whether oral or in writing, including without limitation, loan agreements, credit lines, promissory notes, mortgages, pledges, guarantees, security agreements, factoring agreements, letters of credit, powers of attorney or other arrangements to loan or borrow money or extend credit.

4.16 Each of the Corporate Trustee and the Unit Trust has each made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations. There are no and will be no taxes due as a result of the transactions contemplated by this Agreement. There are no unpaid taxes claimed to be due by the taxing authority of any jurisdiction, and neither Corporate Trustee nor the Unit Trust knows of no basis for any such claim. Neither the Corporate Trustee nor the Unit Trust has executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the tax returns of either the Corporate Trustee or the Unit Trust is presently being audited by any taxing authority.

4.17 The Corporate Trustee and the Unit Trust are each in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its respective properties and to carry on its respective business as it is now being conducted (collectively, the "Permits"), and there is no action pending or threatened regarding suspension or cancellation of any of the Permits. Neither the Corporate Trustee nor the Unit Trust is in conflict with, or in default or violation of, any of the Permits. Neither the Corporate Trustee nor the Unit Trust has received any notification with respect to possible conflicts, defaults or violations of applicable laws. Schedule 4.17 contains a list of all the Permits.

4.18 There are, with respect to either the Corporate Trustee or the Unit Trust or any predecessors thereof, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Corporate Trustee nor the Unit Trust has received any notice with respect to any of the foregoing, nor is any action pending or threatened in connection with any of the foregoing. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder. Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by either the Corporate Trustee or the Unit Trust, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Corporate Trustee or the Unit Trust. There are no underground storage tanks on or under any real property owned, leased or used by either the Corporate Trustee or the Unit Trust.

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4.19 Neither the Corporate Trustee nor the Unit Trust owns any real or personal property, other than as set forth on Schedule 4.19.

4.20 All information relating to or concerning the Corporate Trustee and the Unit Trust set forth in this Agreement and otherwise in connection with the transactions contemplated hereby is true and correct in all respects and neither the Principals, Corporate Trustee nor the Unit Trust has omitted to state any fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

5. Representations and Warranties of the Purchaser. As an inducement to the Principals, Corporate Trustee and the Unit Trust to enter into this Agreement and to consummate the transactions contemplated herein, Purchaser represents and warrants, as of the Closing, to the Corporate Trustee as follows:

5.1 Authority. Purchaser has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform his obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with the terms hereof.

5.2 No Consent. No consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other person is required for the consummation by the Purchaser of any of the transactions on its part contemplated under this Agreement.

5.3 No Conflict. None of the execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby, conflicts or will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which Purchaser is a party or by which he is bound; or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to Purchaser.

5.4 Restricted Securities. Purchaser understands that the Shares and the Units have not been registered under the Securities Actor registered or qualified under any the securities laws of any state or other jurisdiction, are "restricted securities," and cannot be resold or otherwise transferred unless they are registered under the Securities Act, and registered or qualified under any other applicable securities laws, or an exemption from such registration and qualification is available. Each certificate for any of the restricted Shares shall bear a legend to the foregoing effect.

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5.5 Investment Purposes. The Purchaser is acquiring the Shares and the Units for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the amount of restricted Shares or the Units the Purchaser is acquiring herein. Further, the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the restricted Shares or Units the Purchaser is acquiring.

6. Indemnification; Survival.

6.1 Each of the Principals, the Corporate Trustee and the Unit Trust hereby jointly and severally covenant and agree to indemnify and hold harmless the Purchaser and its affiliates, representatives, officers, directors, employees, stockholders and agents and their respective successors and assigns (collectively, the "Purchaser's Indemnified Persons") from and against any all losses, damages, deficiencies, liabilities, claims, economic injury, obligations, expenses, fines, penalties, litigations, assessments, demands, defenses, judgments, suits, actions or causes of action, proceeding costs, disbursement fees and expenses (including all out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of accountants and counsel) of any nature whatsoever (collectively, "Losses") directly or indirectly incurred or suffered by or asserted against any Purchaser's Indemnified Person caused by or arising out of or in connection with:

(b) the breach by the Principals, Corporate Trustee or the Unit Trust of any representation or warranty, or the failure of the Principals, Corporate Trustee or the Unit Trust to perform any of its covenants, agreements or obligations, contained in this Agreement;

(c) any claims made by a third party against the Purchaser, the Corporate Trustee or the Unit Trust based upon a contractual obligation of the Corporate Trustee or the Unit Trust for services performed or delivered by either the Corporate Trustee or the Unit Trust prior to the Closing Date;

(d) any claims for compensation, severance or similar obligations made by any employee, consultant, agent or representative of the Corporate Trustee or the Unit Trust; and

(e) any claim made at any time by any governmental authority in respect of the business for all periods prior to the Closing Date, including, without limitation, taxes.

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6.2 The Purchaser covenants and agrees to indemnify and hold harmless the Unit Trust and its affiliates, representatives, officers, directors, employees, stockholders and agents and their respective successors and assigns from and against any all Losses incurred or suffered by or asserted against the Trust caused by or arising out of or in connection with the breach by the Purchaser of any representation or warranty, or the failure of the Purchaser to perform any of its covenants, agreements or obligations, contained in this Agreement.

6.3 Survival. All representations, warranties, covenants and agreements of the parties contained herein or in any other certificate or document delivered pursuant hereto shall survive the date hereof until the expiration of the applicable statute of limitations.

7. Miscellaneous.

7.1 Further Assurances. From time to time, whether at or following the Closing, each party shall make reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

7.2 Notices. All notices or other communications required or permitted hereunder shall be in writing shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, or (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent to the addresses of the parties as indicated on the signature page hereto. Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

7.3 Choice of Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

7.4 Jurisdiction. The parties hereby irrevocably consent to the in personam jurisdiction of the state or federal courts located in the County of New York, State of New York, in connection with any action or proceeding arising out of or relating to this Agreement or the transactions and the relationships established thereunder. The parties hereby agree that such courts shall be the venue and exclusive and proper forum in which to adjudicate such matters and that they will not contest or challenge the jurisdiction or venue of these courts. EACH PARTY HERETO WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY BREACH OR ALLEGED BREACH HEREOF.

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7.5 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior and contemporaneous agreements, arrangements and understandings of the parties relating to the subject matter hereof. No representation, promise, inducement, waiver of rights, agreement or statement of intention has been made by any of the parties which is not expressly embodied in this Agreement.

7.6 Assignment. Each party's rights and obligations under this Agreement shall not be assigned or delegated, by operation of law or otherwise, without the other party's prior written consent, and any such assignment or attempted assignment shall be void, of no force or effect, and shall constitute a material default by such party.

7.7 Amendments. This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the Corporate, the Purchaser and the Trust.

7.8 Waivers. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other term, covenant, representation or warranty of this Agreement.

7.9 Counterparts. This Agreement may be executed simultaneously in two or more counterparts and by facsimile or other electronic means, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.10 Severability. If any term, provisions, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

7.11 Interpretation. The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore shall not be construed against a party or parties on the ground that such party or parties drafted or was more responsible for the drafting of any such provision(s). The parties further agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement and that the legal effect of this Agreement has been fully explained to its satisfaction by counsel of its own choosing.

[Remainder of Page Intentionally Omitted; Signature Page to Follow]

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IN WITNESS WHEREOF, the parties have duly executed this Purchase Agreement as of the date first above written.

Charmaine Lynn Rose

Boris Ivancic

INSTACASH PTY LTD. AS TRUSTEE FOR THE INSTACASH TRUST

By:
Name:

KIBUSH CAPITAL CORPORATION

By:
Name:	WARREN SHEPPARD
Title:	DIRECTOR

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Schedule 4.6	Other Interests
Nil

Schedule 4.10	Capital Structure
Instacash Pty Ltd	2 Ordinary Shares Issued
Instacash Unit Trust	200 Units Issued

Schedule 4.12	Indebtedness
As per Balance Sheet	September 30th 2013 as attached.
Leases	3/48 McRae Street Dandenong
17 Franklin Street Traralgon

Schedule 4.13	Employees
Employee Names

Janine Mulvaney -	Senior Manager

Kerrie Allan -	Store Manager

Amber Hughes -	Training and Development

Schedule 4.14	Licences
Australian	Credit Licence No 389105 as attached.

Schedule 4.15	Contracts
Loan	Agreement with Hancore Pty Ltd as attached.

Schedule 4.17	Permits
Nil

Schedule 4.19	Real Property
Refer to Balance Sheet	30.09.2013 attached.

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